SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                               _________________

                                   Form 8-K

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported):  October 9, 1997


                            EQUITY MARKETING, INC.
              (Exact Name of Registrant as Specified in Charter)


         Delaware                 0-23346            13-3534145
(State or Other Jurisdiction     (Commission       (IRS Employer
     of Incorporation)           File Number)     Identification No.)


                              131 S. Rodeo Drive
                        Beverly Hills, California 90212
                   (Address of Principal Executive Offices)

                                (310) 887-4300
                        (Registrant's Telephone Number)

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ITEM 5.   OTHER EVENTS
          ------------

     Equity Marketing, Inc. has withdrawn from the bidding for the renewal of its international manufacturing license for Warner Bros.' Looney Tunes. The current license will terminate at the end of 1998. Equity Marketing's license becomes nonexclusive during 1998.

     The Company determined to withdraw from the bidding after it concluded that the cost of renewing the license was too high when compared to the Company's expectations for the product line. The Company believes that its shareholders will be better served by investing its capital into a range of alternatives, including acquisitions, other licenses and a range of promotions expansion opportunities. The Company may consider bidding for both the domestic and international Looney Tunes rights at future renewal dates depending on its analysis of the impact on the Company at that time.



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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


October 9, 1997                    EQUITY MARKETING, INC.



                              By:       /s/ Michael J. Welch
                                   -------------------------------------
                                   Michael J. Welch
                                   Senior Vice President;
                                   Chief Financial Officer and Treasurer